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                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           CURRENT REPORT ON FORM 8-K


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 25, 2004

                           Commission File No. 0-22524

                         MENDOCINO BREWING COMPANY, INC.
               (Exact name of issuer as specified in its charter)

                                   California
         (State or other jurisdiction of incorporation or organization)

                                   68-0318293
                      (IRS Employer Identification Number)


                                1601 Airport Road
                                Ukiah, California
                    (Address of principal executive offices)

                                      95482
                                   (Zip Code)


Registrant's telephone number, including area code:             (707) 463 6610

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ITEM 8.01.  OTHER EVENTS


        (a)     DATE, TIME, AND PLACE OF THE 2004 ANNUAL MEETING OF SHAREHOLDERS

                The Company's 2004 Annual Meeting of Shareholders will be held on January 14, 2005, at 2:00 P.M., local time, at its brewery facilities located at 1601 Airport Road, Ukiah, California. The Record Date for the Annual Meeting is December 3, 2004.

        (b)     NOMINEES FOR ELECTION TO THE BOARD

                As a result of the resignations described in the following paragraph, the Board has elected, in accordance with the Company's Bylaws, to reduce the number of Directors of the Company from eight to seven. The Board of Directors has nominated the following individuals for election as Directors of the Company at the 2004 Annual Meeting: Scott R. Heldfond, H. Michael Laybourne, Dr. Vijay Mallya, Jerome G. Merchant, Sury Rao Palamand, Kent D. Price, and Yashpal Singh. All of the nominees except Mr. Heldfond are currently serving as Directors of the Company; if elected Mr. Heldfond would join the Board for the first time in 2005. Mr. Heldfond's background and experience are described in the Board's Proxy Statement for the 2004 Annual Meeting, which has been filed separately.

        (c)     DIRECTOR RESIGNATIONS

                During November 2004, two of the Company's Directors -- R.H.B. (Bobby) Neame and David Townshend -- resigned from the Board of Directors of both the Company and its English subsidiary UBSN, Ltd. In their communications with the Company, neither Mr. Neame not Mr. Townshend indicated that his resignation was the result of any disagreement on any matter relating to the Company's operations, policies, or practices.

        (d)     SETTLEMENT AGREEMENT

                In a Current Report dated November 1, 2004, the Company reported that it had entered into a Settlement Agreement and Release with respect to a civil action (the "Action") brought against the Company and others by House of Daniels, Inc., dba Golden Gate Distributing Company ("GGDC"), arising out of the Company's termination, during 2003, of a written distribution agreement with GGDC. In the course of the Action, cross-complaints were filed against the Company by two distribution companies that were contracted by the Company to service between them the territory formerly handled by GGDC (the "Subsequent Distributors"). The Settlement Agreement entered into with GGDC released the claims asserted in, arising out of, or related to the Action by GGDC against the Company and the other defendants, and by the Company against GGDC; it did not, however, release, or even cover, the cross-claims asserted against the Company by the Subsequent Distributors.


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                The Company has now entered into a new Settlement Agreement and
Release, effective as of December 9, 2004, with the Subsequent Distributors (the "Distributors' Settlement Agreement"), under the terms of which the cross-claims asserted against the Company by the Subsequent Distributors have now also been released. Under the terms of the Distributors' Settlement Agreement, the Company agreed to pay the Subsequent Distributors a total of $34,250 in settlement of all claims. A portion of the settlement amount, amounting to $19,486, has already been deducted from invoices otherwise payable to the Company. The remaining $14,764 will be deducted in three installments of $3,000 each and a final installment of $2,764 from future invoices commencing on December 31, 2004 and continuing until April 29, 2005, at which time the entire settlement amount is scheduled to have been paid in full.

ITEM 7.  EXHIBITS

      Exhibit No.            Description
      -----------            -----------

         10.70          Settlement Agreement and Release of Claims







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                                   SIGNATURES


        Pursuant to the requirements on the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MENDOCINO BREWING COMPANY, INC.
                                                (Registrant)


Date:  December 13, 2004                By:     /s/ N. Mahadevan
                                           ------------------------------
                                           N. Mahadevan, Secretary and
                                             Chief Financial Officer







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